Exhibit (c)(4)

Houlihan Lokey

www.HL.com

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FEBRUARY 26, 2009 Project TAG

Confidential Presentation to the Special Committee of the Board of Directors

Disclaimer

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This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of Tarrant Apparel Group (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey’s engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan

Lokey takes any responsibility for the use of the materials by persons other than the Committee.

The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) confidential commercial, financial or structural information regarding any transaction, except to the extent relating to such tax treatment or tax structure. If the Company plans to disclose information or materials pursuant to the preceding sentence the Company shall inform those to whom it discloses any such information or materials that they may not rely upon such information or materials for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer,

then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials.

Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials,

except as expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the

Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion that is delivered to the Committee.

Disclaimer

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The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business,

economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials,

Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable.

The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material.

Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and

Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the Company and other participants in the Transaction, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey, and that the final forms of any draft documents reviewed by Houlihan

Lokey will not differ in any material respect from such draft documents.

The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Table of Contents

Page

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Transaction Background . 1

Public Market Information . 7

Financial Analysis. 13

Appendices . 23

Other Considerations . 24

Benchmarking. 28

Weighted Average Cost of Capital Calculation. 31

Transaction Background

Transaction Background

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SUMMARY OF PROCESS

? On April 25, 2008, Gerard Guez and Todd Kay, founders and executive officers of Tarrant Apparel Group (the “Company”), announced to the Board of Directors their intention to acquire the outstanding common stock of the Company (the “Common Stock”) from the holders of the Common Stock, other than the Common Stock which is already owned by Mr. Guez and Mr. Kay, for cash consideration of $0.80 per share (such acquisition by Messrs. Guez and Kay, the “Transaction”).

? Houlihan Lokey understands that Messrs. Guez and Kay together hold Common Stock (voting shares) in excess of 40% of the Common

Stock. Houlihan Lokey further understands that the Company charter requires a two-thirds majority vote on any sale transaction and

Messrs. Guez and Kay therefore hold a blocking position to any potential sale transaction.

? The Board of Directors of the Company formed a Special Committee (the “Committee”) to consider certain matters relating to the

Transaction. Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”) was retained to assist the Committee in its consideration of the proposed Transaction. However, Houlihan Lokey was directed by the Committee not to pursue discussions or initiate contact with third parties relating to a possible sale transaction involving the Company in light of Messrs. Guez and Kay’s blocking position.

? A third party contacted Houlihan Lokey in mid-July 2008, expressing interest in the American Rag brand that is partially owned and licensed by the Company. After obtaining approval from the Committee, Houlihan Lokey discussed this interest with Messrs. Guez and

Kay.

? On July 29, 2008, Messrs. Guez and Kay sent a letter to the Committee stating that they would oppose any sale transaction involving the

Company or its assets to any entity that they did not control.

? The Committee directed Houlihan Lokey not to pursue such discussions or initiate similar contact with other third parties.

Sources: Company management, SEC filings and Execution Copy of the Agreement and Plan of Merger (the “Merger Agreement”) received February 25, 2009 (the “Draft Merger Agreement”).

Transaction Background

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SUMMARY OF PROCESS (CONTINUED)

? On July 29, 2008, Mervyn’s LLC (“Mervyn’s”) filed for bankruptcy protection. Mervyn’s was the Company’s sixth largest customer in 2007, contributing $20.3 million of revenue.

? On July 29, 2008, John McIlvery, attorney for Messrs. Guez and Kay, reaffirmed in an email to Houlihan Lokey and the Committee their offer of $0.80 per share.

? After the Committee indicated that several terms of the initial draft merger agreement that was delivered on or about

July 15, 2008 were unacceptable, John McIlvery indicated on August 5, 2008 that Messrs. Guez and Kay were willing to increase their offer to $0.84 per share and make several changes to the Merger Agreement. The Committee and

Messrs. Guez and Kay continued to negotiate certain other items in the Merger Agreement. Subsequently, in mid-

November 2008, Messrs. Guez and Kay made a verbal indication to the Committee that they were willing to increase their offer to $0.85 per share.

? The Company reached a settlement with American Rag Cie, LLC on December 18, 2008. Under this settlement, the

Company surrendered its 45% interest in American Rag Cie, LLC. In return, the Company will pay a reduced royalty fee of 1.13%, based on current projections (from 2.05%), on all of the Company’s sales associated with the American

Rag brand.1

? As part of this settlement, the Company surrendered its rights to use the American Rag brand internationally.

? Additionally, the Company received rights to use the American Rag brand for non-apparel items sold in the United

States, Canada, Mexico and Bermuda. The Company has not yet determined what impact, if any, the acquisition of these rights may have on its projections through 2010. Accordingly, there is no assumed impact of these rights on the Company’s projections in our analysis.

1 The Amended License Agreement provides for a guaranteed minimum royalty payable by the Company each year. The Amended License Agreement also provides for varying royalty fees as a percentage depending on total sales and type of products sold.

Sources: Company management, SEC filings, Draft Merger Agreement, Settlement Agreement by and between the American Rag Parties, as defined therein, and the Tarrant Parties, as defined therein, and Amended License Agreement by and between American Rag Cie, LLC and Private Brands, Inc. (the Settlement Agreement and Amended License Agreement together,

the “Settlement Agreements”).

Transaction Background

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SUMMARY OF SELECTED TERMS OF MERGER AGREEMENT1

Counterparty: Newly formed corporation (“Parent”). Certain obligations of Parent are guaranteed by Messrs. Guez and Kay.

Price: $0.85 per share of Common Stock

Consideration: Cash

Transaction Type: Merger

Financing: To be provided by the personal funds of Messrs. Guez and Kay

Fiduciary Duty Provisions: No Solicitation: The Company may not solicit offers but may consider an unsolicited acquisition proposal that is reasonably likely to lead to a superior offer.

Company Payment: Under certain situations, the Company may be obligated to pay up to $500,000 of Parent’s transaction expenses if the Transaction is terminated.

Business Interruption Fee: Under certain situations, Parent may be required to pay a fee of $500,000 plus reimbursement of the Company’s expenses incurred in connection with the Transaction. Such fee does not affect the Company’s rights to pursue other remedies, including specific performance.

1This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction.

Source: Draft Merger Agreement.

Transaction Background

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PROPOSED OFFER OVERVIEW

Summary of Proposed Offer Value Implied Premiums to Historical Stock Trading Prices

(shares outstanding and dollars in millions, except per share values)

Proposed

Shares Per Share

Security Outstanding1 Consideration

Common Stock 30.5 $0.85

Implied Values

Implied Common Equity Value $26.0

Adjustments:

Add: Total Debt as of 12/31/20082,3 23.2

Add: Income Taxes Payable as of 12/31/20082,4 9.3

Add: Cost to Redeem Warrants5 1.0

Less: Cash and Cash Equivalents as of 12/31/20082,3 (5.3)

Less: Note Receivable from Officer as of 12/31/20086 (1.6)

Less: Present Value of Net Operating Loss ("NOL") Carryforwards7 (2.2)

Implied Enterprise Value $50.3

Implied Proposed Offer Multiples

Implied Enterprise Value / Revenue Implied Multiple

Fiscal Year Ended ("FYE") 12/31/2008 0.26x

Next Fiscal Year ("NFY") 2009 0.28x

Implied Enterprise Value / Adjusted EBITDA8 Implied Multiple

FYE 12/31/2008 13.8x

NFY 2009 19.0x

Implied Premium of

Average Proposed Per Share

Closing Consideration over Average

Stock Price9 Closing Stock Price

Current10 $0.40 112.5%

Trading Period Prior to

Anouncement of Proposed

Offer on 4/25/2008 of $0.80

1	Day $0.66 21.2%
5	Day $0.65 23.1%

10 Day $0.65 24.0%

1	Month $0.64 24.8%
3	Month $0.80 -0.3%
6	Month $0.98 -18.2%
1	Year $1.11 -27.9%

52 Week High (4/30/2007) $1.51 -47.0%

52 Week Low (4/03/2008) $0.51 56.8%

Footnotes on following page.

Transaction Background

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PROPOSED OFFER OVERVIEW (CONTINUED)

Footnotes:

1	As of February 25, 2009. Source: Capital IQ and Company management.
2	Per Company management.

3 Per Company management, the Company's cash and debt balances as of December 31, 2008 were impacted by the Company fully drawing its line of credit with GMAC in December. On

January 2, 2009, a portion of this debt was repaid using cash on hand, resulting in a reduction of both the cash and debt balances.

4 Per Company management, in the first quarter of 2008, the Company entered into a final settlement agreement with the IRS to pay the IRS $13.9 million, which included $6.5 million of interest. In addition, the Company owed approximately $1.0 million in state taxes in connection with this settlement. As of December 31, 2008, the remaining balance was approximately

$9.3 million.

5 Per Company management, the Transaction would require the redemption of any outstanding warrants. The Company prepared a calculation of the redemption amount for its outstanding warrants as of May 27, 2008. Based on this analysis, the cost to redeem the outstanding warrants is approximately $1.0 million.

6 Per Company management, $1.6 million was outstanding under a loan issued to Mr. Guez. Repayment of this loan occurs as Mr. Guez pays for business travel on behalf of the Company but is not reimbursed for such travel. Instead, the Company reduces the outstanding amount of the note receivable owed by Mr. Guez.

7	Per Company management, based on maximum annual NOL usage limitation of $1.4 million per year.

8 Per Company management, includes certain adjustments made to Company financials. The pro forma impact of the loss of business from Mervyn’s is not reflected in the Company’s historical results. The impact of the Settlement Agreements is reflected in the historical and projected financial results. See pages titled “Selected Historical and Projected Financial Data” and “Schedule

of Adjustments” for further details.

9 Source: Capital IQ.

10 Reflects closing price as of February 25, 2009. Implied premium represents premium of currently proposed offer price of $0.85 over the closing stock price as of February 25, 2009.

Public Market Information

Public Market Information

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COMPANY STOCK TRADING HISTORY

Common Stock Price & Volume History – 1 Year

$0.00

$0.20

$0.40

$0.60

$0.80

$1.00

$1.20

$1.40

$1.60

$1.80

$2.00

2/25/2008

3/26/2008

4/25/2008

5/25/2008

6/24/2008

7/24/2008

8/23/2008

9/22/2008

10/22/2008

11/21/2008

12/21/2008

1/20/2009

2/19/2009

0.00

0.05

0.10

0.15

0.20

0.25

0.30

0.35

0.40

0.45

Daily Volume (millions) Closing Stock Price (US $) Proposed Per Share Consideration (US $)

Daily Volume (million Closing Stock Price (US $) ns)

4/25/2008—Gerard Guez and Todd Kay

announced their intention to acquire the

outstanding publicly held shares of the

Company for $0.80 per share in cash.

Source: Capital IQ.

Public Market Information

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COMPANY STOCK TRADING HISTORY (CONTINUED)

Common Stock Price & Volume History – Since IPO

$0.00

$5.00

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

$40.00

$45.00

$50.00

7/25/1995

6/19/1996

5/15/1997

4/10/1998

3/6/1999

1/30/2000

12/25/2000

11/20/2001

10/16/2002

9/11/2003

8/6/2004

7/2/2005

5/28/2006

4/23/2007

3/18/2008

2/11/2009

0.00

0.50

1.00

1.50

2.00

2.50

3.00

3.50

Daily Volume (millions) Closing Stock Price (US $) Proposed Per Share Consideration (US $)

Daily Volume (millions Closing Stock Price (US $) )

Source: Capital IQ.

Public Market Information

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COMPANY RELATIVE STOCK PERFORMANCE

25.0%

50.0%

75.0%

100.0%

125.0%

150.0%

2/25/2008

3/25/2008

4/25/2008

5/25/2008

6/25/2008

7/25/2008

8/25/2008

9/25/2008

10/25/2008

11/25/2008

12/25/2008

1/25/2009

2/25/2009

Indexed Prices

S&P 500 Index Tarrant Apparel Group Selected Companies Private Label Branded

2/25/2008—2/25/2009:

Index of Selected Companies1: -53.4%

Private Label Index2: -71.6%

Branded Index3: -47.6%

S&P 500 Index: -44.2%

Tarrant Apparel Group: -54.5%

1 Index of Selected Companies includes Cygne Designs Inc. (CYDS), Delta Apparel Inc. (DLA), Ever-Glory International Group, Inc. (EVK), G-III Apparel Group, Ltd. (GIII), Oxford Industries Inc. (OXM),

Jones Apparel Group Inc. (JNY), Perry Ellis International Inc. (PERY), Phillips-Van Heusen Corp. (PVH), and VF Corp. (VFC).

2 Private Label index includes Cygne Designs Inc. (CYDS), Delta Apparel Inc. (DLA), Ever-Glory International Group, Inc. (EVK), G-III Apparel Group, Ltd. (GIII), and Oxford Industries Inc. (OXM).

3 Branded index includes Jones Apparel Group Inc. (JNY), Perry Ellis International Inc. (PERY), Phillips-Van Heusen Corp. (PVH), and VF Corp. (VFC).

Source: Capital IQ.

Public Market Information

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COMPANY HISTORICAL PERFORMANCE ANALYSIS

(dollars in millions)

$0.0

$50.0

$100.0

$150.0

$200.0

$250.0

$300.0

$350.0

$400.0

1994

1995

1996

1997

1998

1999

2000

2001

2002

2003

2004

2005

2006

2007

FYE 12/31/08

($20.0)

($10.0)

$0.0

$10.0

$20.0

$30.0

$40.0

$50.0

Annual Revenues Reported EBITDA

Annual Revenues (US $) Annual Reported EBITDA (US $)

Source: Capital IQ, SEC filings and Company management.

Public Market Information

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COMPANY SHAREHOLDER PROFILE / TRADING ACTIVITY

Summary of Shareholder Profile / Trading Activity

(shares in millions)

Top 10 Shareholders1 Institutional Ownership

Holder Shares Held % of Total Number of Holders 19

Gerard Guez 10.1 33.1% Shares Held 2.9

Todd Kay 2.6 8.4% Percentage of Total 9.6%

Subtotal 12.7 41.5%

Serge Kraif 3.4 11.0%

GMM Capital LLC 1.6 5.2% Trading Activity2

Dimensional Fund Advisors Inc. 0.6 1.8% Float3 48.1%

Renaissance Technologies Corp. 0.4 1.2% Average Daily Volume Last Week 0.07%

Sterling Macro Fund 0.1 0.3% Average Daily Volume Last Month 0.27%

Vanguard Group Inc. 0.1 0.3% Average Daily Volume Last 3 Months 0.30%

Stephane Farouze 0.1 0.3% Average Daily Volume Last 6 Months 0.27%

California Public EMP—CALPERS 0.1 0.2% Average Daily Volume Last Year 0.24%

Subtotal 6.2 20.3%

Total 18.9 61.8%

1	Based on 30.5 million shares outstanding as of February 25, 2009. Source: Capital IQ and Company management.
2	As of February 25, 2009. Average daily volume figures are expressed as a percentage of float.
3	Float refers to the total number of shares publicly owned and available for trading.

Sources: Capital IQ and Bloomberg.

Financial Analysis

Financial Analysis

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FINANCIAL ANALYSIS SUMMARY1

Implied Per Share Equity Value Reference Range2

$0.24

$0.48

$0.38

$0.48

$0.80

$0.67

$0.86

$1.12

Proposed

Per Share

Consideration

of $0.85

Current

Price Per Share

of $0.40 as of

2/25/2009

$0.00

$0.25

$0.50

$0.75

$1.00

$1.25

$1.50

Selected Companies Analysis Selected Companies Analysis Selected Transactions Analysis Discounted Cash Flow Analysis

Price Per Share

0.20x—0.25x

NFY Ending

December 31, 2009

Revenue

0.20x—0.30x

FYE

December 31, 2008

Revenue3

0.20x—0.25x

FYE

December 31, 2008

Revenue3

Discount Rate:

8.0%—10.0%

Perpetuity Growth Rate:

2.0%—3.0%

1 We considered using EBITDA multiples to value the Company as they provide appropriate indications of value for companies in the apparel industry. However, the use of EBITDA multiples resulted in an equity value of zero at the low end of the implied range of equity value for the Company. Please see the Appendix for further detail.

2 No particular weight was attributed to any analysis. We note that the discounted cash flow analysis is calculated based on a projected period of 1.88 years. Generally, discounted cash flow analyses are calculated based on projections over a longer period of time. We also note that the terminal value in the discounted cash flow analysis as a percentage of enterprise value ranges from approximately 90.8% to 94.1%. Based on

30.5 million shares outstanding as of February 25, 2009. Source: Capital IQ and Company management.

3	The pro forma impact of the loss of business from Mervyn’s is not reflected in the Company’s historical results.

HOULIHAN LOKEY
Project TAG

Financial Analysis

FINANCIAL ANALYSIS SUMMARY (CONTINUED)[1]

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis			Selected Companies Analysis			Selected Transactions Analysis			Discounted Cash Flow Analysis		
	FYE 12/31/2008			NFY Ending 12/31/2009			FYE 12/31/2008					
Revenue[2]	$195.3			$179.5			$195.3					
Selected Multiples Range	0.20x	--	0.25x	0.20x	--	0.25x	0.20x	--	0.30x			
Implied Enterprise Value from Operations Reference Range	$39.1	--	$48.8	$35.9	--	$44.9	$39.1	--	$58.6	$31.6		$50.6
Add: Cash and Cash Equivalents as of 12/31/2008[3]	5.3	--	5.3	5.3	--	5.3	5.3	--	5.3	5.3	--	5.3
Add: Note Receivable from Officer as of 12/31/2008[4]	1.6	--	1.6	1.6	--	1.6	1.6	--	1.6	1.6	--	1.6
Add: Present Value of Net Operating Loss Carryforwards[5]	2.2	--	2.2	2.2	--	2.2	2.2	--	2.2	2.2	--	2.2
Implied Total Enterprise Value Reference Range	$48.2	--	$58.0	$45.0	--	$54.0	$48.2	--	$67.7	$40.8	--	$59.7
Less: Total Debt as of 12/31/2008[3]	(23.2)	--	(23.2)	(23.2)	--	(23.2)	(23.2)	--	(23.2)	(23.2)	--	(23.2)
Less: Income Taxes Payable as of 12/31/2008[6]	(9.3)	--	(9.3)	(9.3)	--	(9.3)	(9.3)	--	(9.3)	(9.3)	--	(9.3)
Less: Cost to Redeem Warrants[7]	(1.0)	--	(1.0)	(1.0)	--	(1.0)	(1.0)	--	(1.0)	(1.0)	--	(1.0)
Implied Total Equity Value Reference Range	$14.7	--	$24.5	$11.5	--	$20.5	$14.7	--	$34.2	$7.3	--	$26.2
Shares Outstanding[8]	30.5	--	30.5	30.5	--	30.5	30.5	--	30.5	30.5	--	30.5
Implied Per Share Reference Range	$0.48	--	$0.80	$0.38	--	$0.67	$0.48	--	$1.12	$0.24	--	$0.86

[1] *We considered using EBITDA multiples to value the Company as they provide appropriate indications of value for companies in the apparel industry. However, the use of EBITDA multiples resulted in an equity value of zero at the low end of the implied range of equity value for the Company. Please see the Appendix for further detail.*

[2] *The pro forma impact of the loss of business from Mervyn's is not reflected in the Company's historical results.*

[3] *Per Company management, the Company's cash and debt balances as of December 31, 2008 were impacted by the Company fully drawing its line of credit with GMAC in December. On January 2, 2009, a portion of this debt was repaid using cash on hand, resulting in a reduction of both the cash and debt balances.*

[4] *Per Company management, $1.6 million was outstanding under a loan issued to Mr. Guez. Repayment of this loan occurs as Mr. Guez pays for business travel on behalf of the Company but is not reimbursed for such travel. Instead, the Company reduces the outstanding amount of the note receivable owed by Mr. Guez.*

[5] *Per Company management, based on maximum annual NOL usage limitation of $1.4 million per year.*

[6] *Per Company management, in the first quarter of 2008, the Company entered into a final settlement agreement with the IRS to pay the IRS $13.9 million, which included $6.5 million of interest. In addition, the Company owed approximately $1.0 million in state taxes in connection with this settlement. As of December 31, 2008, the remaining balance was approximately $9.3 million.*

[7] *Per Company management, the Transaction would require the redemption of any outstanding warrants. The Company prepared a calculation of the redemption amount for its outstanding warrants as of May 27, 2008. Based on this analysis, the cost to redeem the outstanding warrants is approximately $1.0 million.*

[8] *As of February 25, 2009. Source: Capital IQ and Company management.*

Sources: Historical and projected information per SEC filings and Company management.

15

HOULIHAN LOKEY
Project TAG

Financial Analysis

SELECTED HISTORICAL FINANCIAL DATA

(dollars in millions)

	Fiscal Year Ended December 31,			
	2005	2006	2007	2008[3]
Revenue	**$214.6**	**$232.4**	**$243.7**	**$195.3**
Revenue Growth %		*8.3%*	*4.9%*	*-19.9%*
Less: Cost of Goods Sold	169.8	181.8	194.8	157.7
Adjustments to Cost of Goods Sold[1]	0.0	0.0	1.5	0.0
Adjusted Gross Profit	$44.9	$50.6	$50.4	$37.6
Gross Margin %	*20.9%*	*21.8%*	*20.7%*	*19.2%*
Selling, General & Administrative Expenses	37.6	37.9	39.0	40.3
Adjustments to Selling, General & Administrative Expenses[1]	(0.7)	0.9	(0.0)	6.6
Selling, General & Administrative Expenses Margin %	*17.8%*	*15.9%*	*16.0%*	*17.2%*
Other Operating Expenses	3.7	30.0	4.7	8.2
Adjustments to Other Operating Expenses[1]	1.6	28.4	3.6	7.4
Depreciation & Amortization	1.4	1.6	1.1	0.6
Adjusted EBITDA[2]	**$6.0**	**$13.7**	**$11.4**	**$3.6**
EBITDA Margin %	*2.8%*	*5.9%*	*4.7%*	*1.9%*

[1] See next page for details regarding adjustments.
[2] The pro forma impact of the loss of business from Mervyn's is not reflected in the Company's historical results. The impact of the Settlement Agreements is reflected in the historical and projected financial results.
[3] The period January – December 2008 reflects the latest twelve months (LTM) period for which financial results are available for the Company. Per Company management, financial results for the fiscal year ended December 31, 2008 are based on unaudited preliminary numbers and are subject to change.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items.
Sources: Annual Report (Form 10-K) for the period ended December 31, 2007 and Company management.

16

HOULIHAN LOKEY
Project TAG

Financial Analysis

Schedule of Adjustments

(dollars in millions)

	Fiscal Year Ended December 31,			
	2005	2006	2007	2008[2]
Adjustments to Cost of Goods Sold				
Sale of Mexico fabric inventory	$0.0	$0.0	$1.5	$0.0
Total	$0.0	$0.0	$1.5	$0.0
Adjustments to Selling, General & Administrative Expenses				
Chairman salary reduction	(0.7)	(0.7)	0.0	0.0
Jessica Simpson litigation expenses, net of settlement	0.0	1.6	(1.0)	0.0
Reserve on long-term receivable - Azteca (related party)	0.0	0.0	1.0	1.6
U.S. customs charge	0.0	0.0	0.0	0.8
American Rag litigation expense	0.0	0.0	0.0	0.8
Going-private transaction costs	0.0	0.0	0.0	1.3
Write-off of Mervyn's receivable	0.0	0.0	0.0	2.2
Total	($0.7)	$0.9	($0.0)	$6.6
Adjustments to Other Operating Expenses				
Loss on notes receivable - Mexico assets (related party)	$0.0	$27.1	$0.0	$0.0
Adjustment to fair value of long-term receivable - Azteca (related party)	0.0	0.0	0.8	0.0
Terminated acquisition expenses - Buffalo Group	0.0	0.0	2.0	0.0
Goodwill impairment charge	0.0	0.0	0.0	6.7
Adjustment to royalty expense related to American Rag settlement[1]	1.6	1.3	0.8	0.7
Total	$1.6	$28.4	$3.6	$7.4
Total Adjustments	**$0.9**	**$29.2**	**$5.1**	**$14.0**

[1] *The Company reached a settlement with American Rag Cie, LLC on December 18, 2008, under which the Company will surrender its 45% equity interest in American Rag Cie, LLC. As part of this settlement, the Company will pay a reduced royalty fee of 1.13% (from 2.05%) on all of the Company's sales associated with the American Rag brand. As such, the Company's royalty expense has been adjusted to reflect a reduced royalty rate of 1.13%.*

[2] *The period January 2008 – December 2008 reflects the latest twelve months (LTM) period for which financial results are available for the Company. Per Company management, financial results for the fiscal year ended December 31, 2008 are based on unaudited preliminary numbers and are subject to change.*

Sources: Annual Report (Form 10-K) for the period ended December 31, 2007 and Company management.

17

Financial Analysis

Project TAG

SELECTED PROJECTED FINANCIAL DATA

? The following projections provided by Company management reflect management’s most current outlook regarding the Company’s business for 2009 and 2010. These projections assume the following:

? The Company’s relationship with Mervyn’s is discontinued and the Company has no sales to Mervyn’s in 2009 and 2010; and

? The Company will pay a reduced royalty fee of 1.13%, based on current projections (from 2.05%), on all sales associated with the

American Rag brand.

(dollars in millions)

FYE December 31,

2009E 2010E

Revenue $179.5 $197.4

Revenue Growth % -5.9% 10.0%

Less: Cost of Goods Sold 144.5 156.9

Adjusted Gross Profit $35.0 $40.5

Gross Margin % 19.5% 20.5%

Selling, General & Administrative Expenses 32.0 34.6

Selling, General & Administrative Expenses Margin % 17.8% 17.5%

Other Operating Expenses 0.7 0.9

Depreciation & Amortization 0.4 0.4

Adjusted EBITDA $2.6 $5.4

EBITDA Margin % 1.5% 2.7%

FYE refers to Fiscal Year Ending.

Source: Company management.

HOULIHAN LOKEY
Project TAG

Financial Analysis

BALANCE SHEET – DECEMBER 31, 2008

(dollars in millions)

	As of 12/31/2008		As of 12/31/2008
Current Assets		**Current Liabilities**	
Cash & Cash equivalents[1]	$5.3	Bank borrowings[1]	$10.6
Marketable securities	0.0	Short term borrowings[1]	12.6
Accounts receivable, net	19.2	Accounts payable	11.7
Notes receivable	0.0	Accrued expenses	5.9
Inventories	7.1	Income taxes	4.2
Temporary quota	0.1	**Total Current Liabilities**	**$45.1**
Due from related parties[2]	21.6		
Due from officers	0.0	Income tax payable	$5.2
Deferred tax	0.1	Minority interest payable - UAV & PBG7	0.1
Prepaids	1.1		
Income tax receivable	0.1	**Shareholders' Equity:**	
Total Current Assets	**$54.6**	Common stock	$115.8
		Warrant	5.5
Property and equipment, net	$2.0	Contributed capital	12.9
Due from related parties	0.1	Retained earnings	(122.8)
Goodwill	3.3	Notes receivable from shareholders[3]	(1.6)
Other long term assets	0.1	Total shareholders' equity	**$9.8**
Total Assets	**$60.1**	**Total Liabilities and Shareholders' Equity**	**$60.1**

[1] Per Company management, the Company's cash and debt balances as of December 31, 2008 were impacted by the Company fully drawing its line of credit with GMAC in December. On January 2, 2009, a portion of this debt was repaid using cash on hand, resulting in a reduction of both the cash and debt balances.
[2] Due from related parties shown in current assets consists solely of amount receivable from Seven Licensing, an entity which is beneficially owned by Mr. Guez.
[3] Per Company management, as of December 31, 2008, $1.6 million was outstanding under a loan issued to Mr. Guez. Repayment of this loan occurs as Mr. Guez pays for business travel on behalf of the Company but is not reimbursed for such travel. Instead, the Company reduces the outstanding amount of the note receivable owed by Mr. Guez.
Source: Company management.

19

HOULIHAN LOKEY
Project TAG

Financial Analysis

SELECTED COMPANIES ANALYSIS[1]

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Revenue		Enterprise Value[2] to Adjusted EBITDA[3]	
				LTM[6]	NFY[7,8]	LTM[6]	NFY[7,8]
Private Label and Non-Licensed							
Cygne Designs Inc.	$0.03	$1.1	$5.7	0.12x	*NA*	*NMF*	*NA*
Delta Apparel Inc.	$4.09	$34.8	$125.5	0.36x	*NA*	5.6x	*NA*
Ever-Glory International Group, Inc.	$0.77	$9.6	$17.6	0.18x	*NA*	1.7x	*NA*
G-III Apparel Group, Ltd.	$3.58	$61.5	$222.4	0.33x	0.29x	5.2x	5.2x
Oxford Industries Inc.	$4.96	$79.1	$306.6	0.29x	0.35x	3.3x	*NA*
Low				**0.12x**	**0.29x**	**1.7x**	**5.2x**
High				**0.36x**	**0.35x**	**5.6x**	**5.2x**
Median				**0.29x**	**0.32x**	**4.2x**	**5.2x**
Mean				**0.26x**	**0.32x**	**3.9x**	**5.2x**
Branded							
Jones Apparel Group, Inc.	$2.57	$218.0	$800.6	0.21x	0.24x	3.2x	3.8x
Perry Ellis International Inc.	$5.20	$80.6	$298.6	0.34x	0.35x	4.7x	5.6x
Phillips-Van Heusen Corp.	$16.77	$877.2	$1,079.2	0.43x	0.45x	3.2x	3.7x
VF Corp.	$53.55	$6,009.8	$7,342.9	0.96x	0.98x	6.4x	6.9x
Low				**0.21x**	**0.24x**	**3.2x**	**3.7x**
High				**0.96x**	**0.98x**	**6.4x**	**6.9x**
Median				**0.39x**	**0.40x**	**4.0x**	**4.7x**
Mean				**0.48x**	**0.51x**	**4.4x**	**5.0x**

[1] *No company used in this analysis for comparative purposes is identical to the Company.*
[2] *Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.*
[3] *Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items.*
[4] *Based on closing prices as of February 25, 2009.*
[5] *Based on reported fully-diluted common shares.*
[6] *LTM refers to the most recently completed twelve month period for which financial information has been made public.*
[7] *NFY refers to the next fiscal year for which financial information has not been made public.*
[8] *Multiples based on forward looking financial information may have been calendarized to the Company's fiscal year end of December 31, 2009.*
NA refers to not available; NMF refers to not meaningful.
Sources: Capital IQ, SEC filings and various analyst reports.

20

HOULIHAN LOKEY

Project TAG

Financial Analysis

SELECTED TRANSACTIONS ANALYSIS[1]

(dollars in millions)

Announced	Target	Private Label / Branded	Acquiror	Transaction Value[2]	Transaction Value / Revenue[3]	Transaction Value / EBITDA[3]	EBITDA[3] Margin
10/13/2008	Ashworth Inc.	Branded	Taylor Made Golf Company, Inc.	$73.0	0.38x	NA	NA
10/02/2008	Lipsy Clothing Ltd.	Branded	Next Group plc	31.0	0.87x	NA	NA
09/01/2008	Jil Sander AG	Branded	Onward Holdings Co., Ltd.	244.0	1.28x	NA	NA
04/24/2008	Mulberry Thai Silks, Inc., Certain Assets	Branded	Phillips-Van Heusen Corp. (NYSE:PVH)	10.0	0.40x	NA	NA
02/15/2008	DashAmerica, Inc.	Branded	Shimano American Corporation	69.4	1.00x	NA	NA
02/11/2008	Andrew & Suzanne Company, Inc.	Branded	G-III Leather Fashions, Inc.	77.6	0.97x	31.5x *	3.1%
09/18/2007	Kellwood Co.	Branded	Sun Capital Partners, Inc.	1,001.4	0.47x	7.6x	6.2%
09/13/2007	Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands	Branded	The Millwork Trading Company, Ltd.	30.0	0.20x	NA	NA
08/15/2007	Regatta (U.S.A.) L.L.C.	Branded	Li & Fung Ltd. (SEHK:494)	300.0	1.00x	10.8x	9.3%
08/14/2007	Monarchy, LLC	Branded	Hartmarx Corp. (NYSE:HMX)	12.0	0.48x	NA	NA
07/26/2007	Lucy Activewear, Inc.	Branded	VF Corp. (NYSE:VFC)	110.0	1.93x	NA	NA
06/18/2007	Royal Robbins Inc.	Branded	Kellwood Co.	40.0	1.25x	NA	NA
01/22/2007	Vanity Fair Brands	Branded	Fruit of The Loom, Inc.	350.0	0.44x	5.5x	8.0%
10/31/2006	Ocean Pacific Apparel Corp., Worldwide Brands and Certain Assets	Branded	Iconix Brand Group Inc. (NasdaqNM:ICON)	53.9	5.00x *	NA	NA
10/11/2006	Superba, Inc.	Branded	Phillips-Van Heusen Corp. (NYSE:PVH)	180.0	1.29x	8.0x	16.1%
08/29/2006	Sweater.com, Inc.	Branded	Hartmarx Corp. (NYSE:HMX)	12.4	0.80x	5.0x	16.0%
06/20/2006	Kentucky Derby Hosiery Co., Inc.	Private Label	Gildan Activewear Inc. (TSX:GIL)	45.0	0.35x	7.5x	4.6%
05/01/2006	Oxford Industries Inc., Womenswear Group	Private Label	Li & Fung Ltd. (SEHK:494)	37.0	0.14x	NA	NA
04/17/2006	Russell Corp.	Branded	Fruit of The Loom, Inc.	1,090.5	0.74x	6.9x	10.7%
03/31/2006	Mossimo Inc.	Branded	Iconix Brand Group Inc. (NasdaqNM:ICON)	120.6	3.78x *	51.5x *	7.3%
01/26/2006	Westcoast Contempo Fashions Limited	Branded	Liz Claiborne Inc. (NYSE:LIZ)	23.6	0.59x	NA	NA
01/22/2006	Sun Apparel, Inc.	Branded	Polo Ralph Lauren Corp. (NYSE:RL)	355.0	1.18x	NA	NA
			Low	**$10.0**	**0.14x**	**5.0x**	**3.1%**
			High	**1,090.5**	**1.93x**	**10.8x**	**16.1%**
			Median	**71.2**	**0.77x**	**7.5x**	**8.0%**
			Mean	**193.9**	**0.79x**	**7.3x**	**9.0%**

[1] *No transaction used in this analysis for comparative purposes is identical to the Transaction.*
[2] *Transaction Value refers to the implied enterprise value of the target company based on the announced transaction equity price and other public information available at the time of the announcement.*
[3] *Based on reported metric for the most recent LTM period prior to the announcement of the transaction. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization.*
* *Excluded from high, low, mean and median data.*
NA refers to not available.
Sources: Capital IQ and various analyst reports.

21

Financial Analysis

Project TAG

DISCOUNTED CASH FLOW1

(dollars in millions, except per share values) Projected FYE December 31,

2008E2 2009E2 2010E Terminal Value Assumptions Implied 2010 EBITDA

Revenue 37.203 $124.0 $149.5 $197.4 [describe assumption] $197.4 Terminal Multiple4

Revenue Growth % 10.0% 0.0% Discount Rate 2.0% 2.5% 3.0%

Cost of Goods Sold 30.04123 100.1 120.4 156.9 [describe assumption] 156.9 8.0% 8.1x 8.9x 9.8x

Selling, General & Administrative 8.03218 26.8 26.7 34.6 [describe assumption] 34.6 8.5% 7.5x 8.2x 8.9x

Other Operating Expenses 0.218625 0.7 0.6 0.9 [describe assumption] 0.9 9.0% 7.0x 7.5x 8.2x

Total Adjustments 0.093625 (0.1) 0.0 0.0 [describe assumption] 0.0 9.5% 6.5x 7.0x 7.6x

Depreciation and Amortization 0.1 0.3 0.3 0.4 [describe assumption] 0.4 10.0% 6.1x 6.5x 7.0x

Adjusted EBITDA ($3.4) $2.2 $5.4 $5.4

EBITDA Margin % -2.7% 1.5% 2.7% 2.7%

Depreciation and Amortization (0.3) (0.3) (0.4) (0.4) PV of Terminal Value

Adjusted EBIT ($3.7) $1.9 $5.0 $5.0 as a % of Enterprise Value

Taxes3 1.5 (0.7) (2.0) [describe assumption] (2.0) Discount Rate 2.0% 2.5% 3.0%

Unlevered Earnings ($2.2) $1.1 $3.0 $3.0 8.0% 93.0% 93.6% 94.1%

Depreciation and Amortization 0.3 0.3 0.4 0.4 8.5% 92.4% 93.0% 93.6%

Capital Expenditures (0.0) (0.2) (0.3) [describe assumption] (0.3) 9.0% 91.9% 92.5% 93.0%

Change in Working Capital (0.5) (0.6) (0.6) [describe assumption] (0.6) 9.5% 91.3% 91.9% 92.5%

Unlevered Free Cash Flows ($2.4) $0.7 $2.6 [describe assumption] $2.6 10.0% 90.8% 91.4% 91.9%

Present Value PV of Terminal Value

of Cash Flows Based on Perpetual Growth Rate for Implied Enterprise Value5 Implied Total Equity Value Implied Equity Value Per Share7

Discount Rate 2009—2010 2010 Unlevered Free Cash Flow

$2.9 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0%

8.0% 8.0% $3.0 $39.4 $43.1 $47.7 $42.3 $46.1 $50.7 $24.3 $18.0 $21.8 $26.3 $0.59 $0.71 $0.86

8.5% 8.5% $3.0 $36.1 $39.3 $43.1 $39.1 $42.3 $46.0 $24.3 $14.7 $17.9 $21.7 $0.48 $0.59 $0.71

9.0% 9.0% $2.9 + $33.3 $36.1 $39.3 = $36.3 $39.0 $42.2—$24.3 = $11.9 $14.7 $17.9 = $0.39 $0.48 $0.58

9.5% 9.5% $2.9 $30.9 $33.3 $36.0 $33.8 $36.2 $38.9 $24.3 $9.5 $11.9 $14.6 $0.31 $0.39 $0.48

10.0% #### $2.9 $28.8 $30.9 $33.2 $31.7 $33.8 $36.2 $24.3 $7.4 $9.4 $11.8 $0.24 $0.31 $0.39

Net Debt and

Other6

1	Mid-year convention applied. Refer to WACC calculation in the appendices for derivation of discount rate.
2	Represents a 10-month stub period.
3	Tax at 40%, as per Company management.
4	Implied from corresponding discount rate and perpetual growth rate applied to 2010 unlevered free cash flow.

5 Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.

6 Includes net debt, income taxes payable, notes receivable, present value of net operating loss carryforwards and the cost to redeem outstanding warrants upon a change of control. For further detail see page titled

“Financial Analysis Summary (continued).”

7	Based on 30.5 million shares outstanding as of February 25, 2009. Source: Capital IQ and Company management.

Source: Company management.

Appendices

Appendices

Other Considerations

Benchmarking

Weighted Average Cost of Capital Calculation

HOULIHAN LOKEY
Project TAG

Other Considerations

Illustrative Financial Analysis Summary – EBITDA Multiples

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis FYE 12/31/2008			Selected Companies Analysis NFY Ending 12/31/2009			Selected Transactions Analysis FYE 12/31/2008		
Adjusted EBITDA[1]		$3.6			$2.6			$3.6	
Selected Multiples Range	5.0x	--	7.0x	5.5x	--	7.5x	5.5x	--	7.5x
Implied Enterprise Value from Operations Reference Range	$18.3	--	$25.5	$14.6	--	$19.9	$20.1	--	$27.4
Add: Cash and Cash Equivalents as of 12/31/2008[2]	5.3	--	5.3	5.3	--	5.3	5.3	--	5.3
Add: Note Receivable from Officer as of 12/31/2008[3]	1.6	--	1.6	1.6	--	1.6	1.6	--	1.6
Add: Present Value of Net Operating Loss Carryforwards[4]	2.2	--	2.2	2.2	--	2.2	2.2	--	2.2
Implied Total Enterprise Value Reference Range	$27.4	--	$34.7	$23.7	--	$29.0	$29.2	--	$36.5
Less: Total Debt as of 12/31/2008[2]	(23.2)	--	(23.2)	(23.2)	--	(23.2)	(23.2)	--	(23.2)
Less: Income Taxes Payable as of 12/31/2008[5]	(9.3)	--	(9.3)	(9.3)	--	(9.3)	(9.3)	--	(9.3)
Less: Cost to Redeem Warrants[6]	(1.0)	--	(1.0)	(1.0)	--	(1.0)	(1.0)	--	(1.0)
Implied Total Equity Value Reference Range	($6.1)	--	$1.2	($9.8)	--	($4.5)	($4.3)	--	$3.0
Shares Outstanding[7]	30.5	--	30.5	30.5	--	30.5	30.5	--	30.5
Implied Per Share Reference Range[8]	$0.00	--	$0.04	$0.00	--	$0.00	$0.00	--	$0.10

[1] The pro forma impact of the loss of business from Mervyn's is not reflected in the Company's historical results. The impact of the Settlement Agreements is reflected in the historical and projected financial results.
[2] Per Company management, the Company's cash balance and debt balance as of December 31, 2008 was impacted by the Company fully drawing its line of credit with GMAC in December. On January 2, 2009, a portion of this debt was repaid using cash on hand, resulting in a reduction of both the cash and debt balances.
[3] Per Company management, $1.6 million was outstanding under a loan issued to Mr. Guez. Repayment of this loan occurs as Mr. Guez pays for business travel on behalf of the Company but is not reimbursed for such travel. Instead, the Company reduces the outstanding amount of the note receivable owed by Mr. Guez.
[4] Per Company management, based on maximum annual NOL usage limitation of $1.4 million per year.
[5] Per Company management, in the first quarter of 2008, the Company entered into a final settlement agreement with the IRS to pay the IRS $13.9 million, which included $6.5 million of interest. In addition, the Company owed approximately $1.0 million in state taxes in connection with this settlement. As of December 31, 2008, the remaining balance was approximately $9.3 million.
[6] Per Company management, the Transaction would require the redemption of any outstanding warrants. The Company prepared a calculation of the redemption amount for its outstanding warrants as of May 27, 2008. Based on this analysis, the cost to redeem the outstanding warrants is approximately $1.0 million.
[7] As of February 25, 2009. Source: Capital IQ and Company management.
[8] The implied per share reference range is assumed to have a minimum value of zero.
Sources: Historical and projected information per SEC filings and Company management.

25

Other Considerations

Project TAG

MERVYN’S

? Mervyn’s was the Company’s sixth largest customer in 2007, contributing $20.3 million of revenue, or 8.3% of total

2007 revenue. In the first quarter of 2008, Mervyn’s contributed $3.4 million of revenue, which was the fifth highest among the Company’s customers.

? Mervyn’s filed for bankruptcy protection on July 29, 2008.

? On August 13, 2008, Mervyn’s announced that it planned to close 26 of its 176 stores by late October 2008 or early

November 2008. This represents approximately 15% of Mervyn’s retail stores.

? On October 17, 2008, Mervyn’s announced its plan to hold going out of business sales at all of its remaining locations and to wind down its business. Mervyn’s intends to effect this process through Section 363 under Chapter 11 of the

U.S. Bankruptcy Code.

? The Company has indicated that it will no longer ship goods to Mervyn’s, and the Company has terminated several employees that were responsible for maintaining the Mervyn’s account.

Sources: Company management and Mervyn’s press releases dated July 29, 2008, August 13, 2008 and October 17, 2008.

Other Considerations

Project TAG

OTHER CONSIDERATIONS

? In addition to the loss of Mervyn’s as a customer, we note that there are several factors that are currently creating potential downward pressure on the valuation of the Company, including the following:

? American Rag Cie, LLC litigation

? The Company reached a settlement with American Rag Cie, LLC on December 18, 2008. Under this settlement,

the Company surrendered its 45% interest in American Rag Cie, LLC. As part of this settlement, the Company will pay a reduced royalty fee of 1.13%, based on current projections (from 2.05%), on all of the Company’s sales associated with the American Rag brand.1

? Charles Ghailian, formerly head of one of the Company’s largest divisions, has left the Company as of July 2008.

This action has made the future of this division somewhat uncertain.

? This division generated $55.1 million in sales, accounting for 22.6% of the Company’s revenue in 2007.

? As of December 31, 2008, the Company’s outstanding receivable in the amount of $1.6 million due from Azteca

Production International, Inc. (“Azteca”) was written off as the Company believed this receivable to be at risk.

1 The Amended License Agreement provides for a guaranteed minimum royalty payable by the Company each year. The Amended License Agreement also provides for varying royalty fees as a percentage depending on total sales and type of products sold.

Sources: Company management and Settlement Agreements.

Appendices

Other Considerations

Benchmarking

Weighted Average Cost of Capital Calculation

Benchmarking

Project TAG

BENCHMARKING DATA1 – PRIVATE LABEL AND NON-LICENSED

Size Size2 Historical Growth Historical Growth Projected Growth

(LTM Revenue, millions) (Enterprise Value as of 2/25/2009, millions) (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) (1-Fiscal Year Revenue)

Oxford Industries Inc. $1,053.2 Oxford Industries Inc. $306.6 G-III Apparel Group, Ltd. 31.8% G-III Apparel Group, Ltd. 42.9% G-III Apparel Group, Ltd. 4.5%

G-III Apparel Group, Ltd. $669.1 G-III Apparel Group, Ltd. $222.4 Oxford Industries Inc. -7.6% Oxford Industries Inc. -16.1% Oxford Industries Inc. -6.2%

Delta Apparel Inc. $345.5 Delta Apparel Inc. $125.5 Tarrant Apparel Group -8.3% Tarrant Apparel Group -19.9% Tarrant Apparel Group -8.1%

Tarrant Apparel Group $195.3 Tarrant Apparel Group $30.2 Ever-Glory International Group, NA Ever-Glory International Group, NA Cygne Designs Inc. NA

Ever-Glory International Group, $96.0 Ever-Glory International Group, $17.6 Delta Apparel Inc. NA Delta Apparel Inc. NA Delta Apparel Inc. NA

Cygne Designs Inc. $47.6 Cygne Designs Inc. $5.7 Cygne Designs Inc. NA Cygne Designs Inc. NA Ever-Glory International Group, NA

Historical Growth Historical Growth Projected Growth Projected Growth Profitability

Name (2-Fiscal Year EBITDA)Name (1-Fiscal Year EBITDA)Name (1-Fiscal Year EBITDA)Name (5-Fiscal Year EPS)Value Nam(LTM Gross Profit to LTM Revenue)

G-III Apparel Group, Ltd. 16.8% G-III Apparel Group, Ltd. 14.5% G-III Apparel Group, Ltd. -0.4% G-III Apparel Group, Ltd. 17.5% Oxford Industries Inc. 39.0%

Oxford Industries Inc. -36.8% Oxford Industries Inc. -61.3% Tarrant Apparel Group -27.5% Oxford Industries Inc. 13.0% G-III Apparel Group, Ltd. 27.3%

Tarrant Apparel Group -48.3% Tarrant Apparel Group -68.1% Oxford Industries Inc. NA Cygne Designs Inc. NA Delta Apparel Inc. 22.0%

Ever-Glory International Group, NA Ever-Glory International Group, NA Cygne Designs Inc. NA Delta Apparel Inc. NA Tarrant Apparel Group 19.2%

Cygne Designs Inc. NA Delta Apparel Inc. NA Delta Apparel Inc. NA Ever-Glory International Group, NA Ever-Glory International Group, 16.9%

Delta Apparel Inc. NA Cygne Designs Inc. NA Ever-Glory International Group, NA Tarrant Apparel Group NA Cygne Designs Inc. 4.7%

Profitability Profitability Internal Investment Liquidity Leverage2

Name (LTM EBIT to LTM Revenue)e Name(LTM EBITDA to LTM Revenue) (LTM Capital Expenditures to LTMl Revenue) Name (Current Ratio as of 2/25/2009) Name (Debt to EV as of 2/25/2009)e

Ever-Glory International Group, 9.9% Ever-Glory International Group, 10.9% Ever-Glory International Group, 3.3% Delta Apparel Inc. 3.3 Ever-Glory International Group, 47.9%

Oxford Industries Inc. 6.4% Oxford Industries Inc. 8.9% Oxford Industries Inc. 2.2% Oxford Industries Inc. 2.1 Delta Apparel Inc. 72.5%

G-III Apparel Group, Ltd. 5.5% Delta Apparel Inc. 6.5% Delta Apparel Inc. 0.9% Ever-Glory International Group, 1.8 G-III Apparel Group, Ltd. 76.7%

Delta Apparel Inc. 4.8% G-III Apparel Group, Ltd. 6.5% Cygne Designs Inc. 0.4% G-III Apparel Group, Ltd. 1.4 Oxford Industries Inc. 76.8%

Tarrant Apparel Group 1.6% Tarrant Apparel Group 1.9% Tarrant Apparel Group 0.3% Tarrant Apparel Group 1.2 Cygne Designs Inc. 80.0%

Cygne Designs Inc. -17.1% Cygne Designs Inc. -15.8% G-III Apparel Group, Ltd. 0.2% Cygne Designs Inc. 0.1

1	No company used for comparative purposes is identical to the Company.
2	Based on public trading prices of common stock and publicly available shares outstanding.

NA refers to not available.

EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, EBIT refers to Earnings Before Interest and Taxes, EPS refers to Earnings Per Share and EV refers to Enterprise Value.

Sources: Selected Companies' historical information per SEC filings, projected information per several analyst reports. Company historical information per SEC filings and Company management and has been adjusted for certain items; projected information per Company management.

Benchmarking

Project TAG

BENCHMARKING DATA1 – BRANDED

Size Size2 Historical Growth Historical Growth Projected Growth

(LTM Revenue, millions) (Enterprise Value as of 2/25/2009, millions) (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) (1-Fiscal Year Revenue)

VF Corp. $7,685.6 VF Corp. $7,342.9 VF Corp. 11.5% VF Corp. 7.0% Phillips-Van Heusen Corp. 1.3%

Jones Apparel Group, Inc. $3,848.5 Phillips-Van Heusen Corp. $1,079.2 Phillips-Van Heusen Corp. 5.8% Perry Ellis International Inc. 0.3% Perry Ellis International Inc. -2.7%

Phillips-Van Heusen Corp. $2,498.7 Jones Apparel Group, Inc. $800.6 Perry Ellis International Inc. 2.2% Phillips-Van Heusen Corp. -3.4% VF Corp. -3.3%

Perry Ellis International Inc. $872.4 Perry Ellis International Inc. $298.6 Jones Apparel Group, Inc. -3.0% Jones Apparel Group, Inc. -5.8% Tarrant Apparel Group -8.1%

Tarrant Apparel Group $195.3 Tarrant Apparel Group $30.2 Tarrant Apparel Group -8.3% Tarrant Apparel Group -19.9% Jones Apparel Group, Inc. -13.0%

########## ##########

Historical Growth Historical Growth Projected Growth Projected Growth Profitability

Name (2-Fiscal Year EBITDA)Name (1-Fiscal Year EBITDA)Name (1-Fiscal Year EBITDA)Name (5-Fiscal Year EPS)Value Nam(LTM Gross Profit to LTM Revenue)

VF Corp. 11.2% VF Corp. 6.8% VF Corp. -7.6% Phillips-Van Heusen Corp. 16.0% Phillips-Van Heusen Corp. 49.4%

Phillips-Van Heusen Corp. 5.9% Phillips-Van Heusen Corp. -7.0% Perry Ellis International Inc. -5.8% Perry Ellis International Inc. 13.0% VF Corp. 44.2%

Perry Ellis International Inc. -10.2% Perry Ellis International Inc. -24.5% Jones Apparel Group, Inc. -16.7% VF Corp. 10.4% Perry Ellis International Inc. 32.5%

Jones Apparel Group, Inc. -22.3% Jones Apparel Group, Inc. -39.7% Phillips-Van Heusen Corp. -12.4% Jones Apparel Group, Inc. 8.5% Jones Apparel Group, Inc. 32.2%

Tarrant Apparel Group -48.3% Tarrant Apparel Group -68.1% Tarrant Apparel Group -27.5% Tarrant Apparel Group NA Tarrant Apparel Group 19.2%

########## ##########

Profitability Profitability Internal Investment Liquidity Leverage2

Name (LTM EBIT to LTM Revenue)e(LTM EBITDA to LTM Revenue) (LTM Capital Expenditures to LTMl Revenue) Name (Current Ratio as of 2/25/V20a0lu9e) Name (Debt to EV as of 2/25/2009)e

VF Corp. 13.1% VF Corp. 15.0% Phillips-Van Heusen Corp. 4.2% Perry Ellis International Inc. 4.7 VF Corp. 21.2%

Phillips-Van Heusen Corp. 11.3% Phillips-Van Heusen Corp. 13.6% Jones Apparel Group, Inc. 2.9% Jones Apparel Group, Inc. 3.5 Phillips-Van Heusen Corp. 37.0%

Perry Ellis International Inc. 5.6% Perry Ellis International Inc. 7.2% Perry Ellis International Inc. 1.8% Phillips-Van Heusen Corp. 2.5 Perry Ellis International Inc. 74.5%

Jones Apparel Group, Inc. 4.5% Jones Apparel Group, Inc. 6.5% VF Corp. 1.6% VF Corp. 2.2 Jones Apparel Group, Inc. 97.8%

Tarrant Apparel Group 1.6% Tarrant Apparel Group 1.9% Tarrant Apparel Group 0.3% Tarrant Apparel Group 1.2 ##########

########## ########## ########## ##########

1	No company used for comparative purposes is identical to the Company.
2	Based on public trading prices of common stock and publicly available shares outstanding.

NA refers to not available.

EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, EBIT refers to Earnings Before Interest and Taxes, EPS refers to Earnings Per Share and EV refers to Enterprise Value.

Sources: Selected Companies' historical information per SEC filings, projected information per several analyst reports. Company historical information per SEC filings and Company management and has been adjusted for certain items; projected information per Company management.

Appendices

Other Considerations

Benchmarking

Weighted Average Cost of Capital Calculation

HOULIHAN LOKEY
Project TAG

Weighted Average Cost of Capital Calculation

(dollars in millions)

	Debt[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt to Equity Market Value	Debt to Total Capitalization	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
Cygne Designs Inc.	$4.6	$0.0	$1.1	$5.7	400.1%	80.0%	0.0%	20.0%
Delta Apparel Inc.	91.0	0.0	34.8	125.8	261.4%	72.3%	0.0%	27.7%
Ever-Glory International Group, Inc.	8.4	0.0	9.6	18.0	87.5%	46.7%	0.0%	53.3%
G-III Apparel Group, Ltd.	170.7	0.0	61.5	232.1	277.6%	73.5%	0.0%	26.5%
Oxford Industries Inc.	235.6	0.0	79.1	314.6	298.0%	74.9%	0.0%	25.1%
Jones Apparel Group, Inc.	782.9	0.0	218.0	1,000.9	359.1%	78.2%	0.0%	21.8%
Perry Ellis International Inc.	222.4	0.0	80.6	303.0	275.8%	73.4%	0.0%	26.6%
Phillips-Van Heusen Corp.	399.6	0.0	877.2	1,276.7	45.6%	31.3%	0.0%	68.7%
VF Corp.	1,559.1	0.0	6,009.8	7,568.9	25.9%	20.6%	0.0%	79.4%
Median	$222.4	$0.0	$79.1	$303.0	275.8%	73.4%	0.0%	26.6%
Mean	$386.0	$0.0	$819.1	$1,205.1	225.7%	61.2%	0.0%	38.8%

	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
Cygne Designs Inc.	(0.04) *	(0.01) *	6.0%	5.8%	9.4%	6.3%	0.0%	4.9%
Delta Apparel Inc.	0.62	0.24	6.0%	5.8%	13.4%	5.6%	0.0%	6.1%
Ever-Glory International Group, Inc.	1.36	0.89	6.0%	5.8%	17.8%	7.0%	0.0%	11.5%
G-III Apparel Group, Ltd.	1.21	0.45	6.0%	5.8%	17.0%	3.0%	0.0%	5.8%
Oxford Industries Inc.	1.46	0.53	6.0%	5.8%	18.5%	8.2%	0.0%	8.3%
Jones Apparel Group, Inc.	2.03	0.64	6.0%	5.8%	21.9%	5.2%	0.0%	7.2%
Perry Ellis International Inc.	1.27	0.48	6.0%	5.8%	17.3%	8.4%	0.0%	8.3%
Phillips-Van Heusen Corp.	1.30	1.02	6.0%	2.2%	13.9%	7.7%	0.0%	11.0%
VF Corp.	1.00	0.86	6.0%	0.8%	10.6%	6.5%	0.0%	9.2%
Median	1.27	0.58			17.0%	6.5%	0.0%	8.3%
Mean	1.14	0.64			15.5%	6.4%	0.0%	8.0%

Footnotes on next page.

32

Weighted Average Cost of Capital Calculation

Project TAG

Footnotes:

*	Excluded from median and mean data.
1	Debt amount based on most recent public filing.
2	Preferred stock amount as stated in most recent public filing.
3	Equity market value based on closing price on February 25, 2009, and on reported fully-diluted shares common shares.
4	Total capitalization equal to equity market value + debt outstanding + preferred stock.
5	Based on actual betas as per Bloomberg 5-year weekly raw beta as of February 25, 2009.

6 Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt / Equity Market Value)) + (Preferred Stock / Equity Market Value)).

7 Houlihan Lokey estimate, based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.

8	Morningstar, 2008 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pp. 131, 137-139.

9 Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of February 25, 2009, based on 20-year U.S.

Treasury Bond Yield.

10 Based on selected company weighted average interest rate per most recent public filings.

11 Based on selected company weighted average preferred dividend per most recent public filings.

12 Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization)

+ (Cost of Preferred * Preferred Stock to Total Capitalization).

See next page for tax rate assumption.

Sources: SEC filings and Bloomberg.

HOULIHAN LOKEY
Project TAG

Weighted Average Cost of Capital Calculation

Market Assumptions	
Risk Free Rate of Return[1]	3.9%
Equity Risk Premium[2]	6.0%
Size Premium[3]	5.8% -- 9.7%
Tax Rate[4]	40.0%

Capital Structure Assumptions	
Debt to Equity Market Value[5]	275.8%
Debt to Total Capitalization[5]	73.4%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	26.6%
Cost of Debt[5]	6.5%
Cost of Preferred Stock[5]	0.0%

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	0.58
Levered Beta[7]	1.55
Cost of Equity[8]	19.0% -- 22.9%

Computed Weighted Average Cost of Capital[9]	7.9%	--	9.0%
Selected Weighted Average Cost of Capital Range	8.0%	--	10.0%

[1] Risk Free Rate of Return as of February 25, 2009, based on 20-year U.S. Treasury Bond Yield.
[2] Houlihan Lokey estimate, based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
[3] Source: Morningstar, 2008 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pp. 131, 137-139. The low and high percentages that form the size premium range are based on deciles 10 and 10b, respectively.
[4] Per Company management.
[5] Based on review of corresponding metrics of selected companies listed on page 32.
[6] Based on review of selected companies' unlevered betas listed on page 32.
*[7] Levered Beta = Selected Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions.*
*[8] Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions. The cost of equity range is calculated using the size premium range; all other inputs are held constant.*
*[9] Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on Cost of Equity for Computed WACC and Market and Capital Structure Assumptions.*

34